DRAFT 1

Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates, Inc.
Jack Van Hulst	Anne Marie Fields
Chief Executive Officer	(afields@lhai.com)
(jvanhulst@senesco.com)	(212) 838-3777
(732) 296-8400

SENESCO TECHNOLOGIES REPORTS NYSE AMEX RESCINDS PREVIOUS
DEFICIENCY LETTER REGARDING SHAREHOLDER MEETING

Annual Meeting of Shareholders Scheduled for May 25, 2010

NEW BRUNSWICK, N.J. (May 5, 2010) -- Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Amex: SNT) today announced that the Company received notification from the NYSE Amex (the “Exchange”), that, upon further review of the facts, the Exchange was rescinding a previously issued deficiency letter regarding the Company’s Annual Meeting of Shareholders for 2009.

The Company will be hosting its Annual Meeting of Shareholders on May 25, 2010 at 10:00 a.m. at the law offices of Morgan, Lewis and Bockius LLP, 101 Park Avenue, New York, New York.

Important Information

In connection with the holding of the annual meeting, the Company has prepared a proxy statement for the Company’s shareholders which was filed with the SEC on April 26, 2010. The proxy statement contains information about the Company, the annual meeting and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT APPROVING THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING.

In addition to receiving the proxy statement from the Company by mail, shareholders are able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov ) or, without charge, from the Company’s website at www.senesco.com or by directing such request to Senesco Technologies, Inc.  303 George St., Suite 420, New Brunswick, New Jersey 08901 Attention: Joel Brooks.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC.

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ.  Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to meet its funding milestones under its financing transaction, the Company’s ability to continue to comply with the continued listing standards of the AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC").  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.